Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Perrigo Company

Allegan, Michigan

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated August 18, 2008 relating to the consolidated financial statements, the effectiveness of Perrigo Company’s internal control over financial reporting and schedule of Perrigo Company appearing in the Company’s Annual Report on Form 10-K for the year ended June 28, 2008.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Grand Rapids, Michigan

February 3, 2009